EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-127055) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan,
(2)	Registration Statement (Form S-8, No. 333-102816) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan,
(3)	Registration Statement (Form S-8, No. 333-102815) pertaining to the 2002 Arkansas Best Corporation Stock Option Plan,
(4)	Registration Statement (Form S-8, No. 333-52970) pertaining to the Arkansas Best Corporation Non-Qualified Stock Option Plan,
(5)	Registration Statement (Form S-8, No. 333-93381) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan,
(6)	Registration Statement (Form S-8, No. 333-69953) pertaining to the Arkansas Best Corporation Voluntary Savings Plan,
(7)	Registration Statement (Form S-8, No. 333-61793) pertaining to the Arkansas Best Corporation Stock Option Plan,
(8)	Registration Statement (Form S-8, No. 333-31475) pertaining to the Arkansas Best Corporation Stock Option Plan,
(9)	Registration Statement (Form S-8, No. 033-52877) pertaining to the Arkansas Best Employees’ Investment Plan,
(10) Registration Statement (Form S-3, No. 333-168043) pertaining to the offering of Common Stock and Debt Securities, and
(11) Registration Statement (Form S-8, No. 333-174637) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan;

of our reports dated February 28, 2012, with respect to the consolidated financial statements and schedule of Arkansas Best Corporation, and the effectiveness of internal control over financial reporting of Arkansas Best Corporation, included in this Annual Report (Form 10-K) of Arkansas Best Corporation for the year ended December 31, 2011.

\s\ Ernst & Young LLP

Rogers, Arkansas
February 28, 2012